UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2018

Beyond Commerce, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52490 (Commission File Number)	98-0512515 (I.R.S. Employer Identification No.)

3773 Howard Hughes Pkwy, Suite: 500 Las Vegas, Nevada (Address of Principal Executive Offices)	89169 (Zip Code)

(702) 675-8022

(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Smaller reporting company   ☒                        Emerging growth company ☐☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐☐

Item 8.01 Other Events.

    On June 22, 2018, Beyond Commerce, Inc. a Nevada corporation (OTCMKT: BYOC), (the “Company” or “BCI”), a global provider of B2B internet marketing analytics, technologies, and related services, is pleased to announce today that it has filed a Registration Statement on Form 10 with the U.S. Securities and Exchange Commission (SEC) to register its common stock under the Securities Exchange Act of 1934, as amended (the Act), a requirement for the company’s stock, in the future, to trade on a national securities exchange. The filing was made in connection with Beyond Commerce’s intent to up-list it securities to the OTCQB and then graduating to a national securities exchange. The Form-10 includes the consolidated audited financial statements for the years ended December 31, 2017 and 2016. Also included are the condensed consolidated reviewed financial statements for the three month periods ended March 31, 2018 and 2017.

Item 9.01 Exhibits
Exhibit No.	Description
99.1	Press Release, dated as of June 22, 2018
SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
BEYOND COMMERCE, INC.

Date: June 27, 2018	By:	/s/ George D. Pursglove
George D. Pursglove, Chief Executive Officer and Director